Form N-SAR

Name of Registrant:             SunAmerica Series Trust

Name of Portfolio:               Technology Portfolio

Issuer:                                         Amylin Pharmaceuticals, Inc.

Date of Offering:                               01/16/03

Principal Amount of Total Offering:             $152,720,000

Unit Price:                                     $16.60

Underwriting Spread or Commission:              $0.9545 / Share

Dollar Amount of Purchase:                      $39,840

Number of Shares Purchased:                     2,400 Shares

Offering Type:                                  U. S. Registered

Years of Continuous Operations:         The company has been in
continuous operation for greater than 3 years.

Name(s) of Underwriter(s) or
    Dealer(s) from whom Purchased:              Goldman Sachs & Co.

Underwriting Syndicate Members: Bank of America Securities
LLC, Goldman Sachs & Co,
Lehman Brothers, Inc. Morgan
Stanley & Co. Inc, Fortis
Securities, Inc. Prudential
Securities, Inc., Morgan
Keegan & Company, Inc.